UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 A2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RWB Health, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	5999	39-4827095
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employee Identification)
Incorporation)	Classification Code Number)

Gabriel Voinea

President and Chief Executive Officer

112 North Curry Street

Carson City, Nevada 89703

775 902-5161

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.

112 North Curry Street

Carson City, Nevada 89703

775 882-1013

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald S. McIntyre

rsm1636@telus.net

(604) 726-0640 (Tel.)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

☐ Large accelerated filer	☒ Smaller reporting company
☐ Accelerated filer	☒ Emerging Growth Company
☐ Non-accelerated filer
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2

Part 1 - INFORMATION REQUIRED IN PROSPECTUS

Item 1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus.

3,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of RWB HEALTH INC. and no public market currently exists for the securities being offered.  We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $.025 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, sole officer and director, Gabriel Voinea, will attempt to sell the shares.  This Prospectus will permit our President and sole officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Voinea will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.025 per share for a period of one hundred and eighty (90) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

	Offering Price Per Share	Commissions	Proceeds to Company
Common Stock	$.025	Not Applicable	$75,000
Total	$.025	Not Applicable	$75,000

RWB Health Inc.  is a development stage company. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for RWB Health Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such an application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 6 BEFORE BUYING ANY SHARES OF RWB HEALTH INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

3

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “RWB” REFERS TO RWB HEALTH, INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

RWB Health, Inc.

We are a newly organized company to sell a line of CBD products into the North America marketplace. Initially the Company has obtained an exclusive licence to sell the products of Natures Life CBD r.s.o (“Natures Life”) in North America including Canada, Mexico and the United States, and have non-exclusive rights to sell their products globally. Since 2018 Natures Life has been one of Europe’s established CBD brands and is recognized by the United Kingdoms’ Regulated Food Authority as a registered novel food.

The Companies currently has exclusively licensed 7 CBD products from Natures life . for sale in Canada, America and Mexico. The Company has the non-exclusive right to sell the products globally. The initial term of the agreement is for 5 years and automatically renews unless termination is received in writing one year prior to the expiry of the current term from either party.

The Company will concentrate on direct to consumer sales through its e-commerce website at www.rwbhealth.com, and wholesale distribution to other websites or retail stores globally. Initially the Company will only sell Natures Life brand products but intends to expand its offerings with other brands and products and eventually establish its own brand.

CBD is an acronym for Cannabidiol a derivative product from the Cannabis plant, specifically hemp. Hemp is the cousin of the marijuana plant and does not contain enough THC or tetrahydrocannabinol to have any psychotropic effects. The allowable limit of THC in a hemp plant or a derivative CBD product is .3 % in America. All of Natures Life’s products contain zero THC.

RWB Health, Inc. was incorporated in Nevada on October 10, 2025. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Our financial statements as at December 31, 2025, report revenues of $8,940.00 and net income of $1,690.00. To implement our plan of operations we require a minimum of $15,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate additional revenue in the first twelve months after completion of our offering.

As of December 31, 2025 we have developed our business plan for a period of twelve months, registered our domain name, built and published our website and made multiple product sales in Europe.

Our sole officer and director, Gabriel Voinea, has committed to providing financing for the Company to maintain its listing requirements. There is no formal agreement between the company and Mr, Voinea. Funds forwarded by Mr. Voinea are interest free and have no fixed repayment date.

Our financial statements from inception (October 10, 2025) through to December 31, 2025, report that we have has realized revenues of $8,940.00 to date with a gross profit of $5,380.00 and a net income of $1,690.00. Our independent registered public accounting firm, Michael Gillespie & Associates, PLLC, has issued an audit opinion for RWB Health, Inc., which includes a statement expressing a substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

4

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISKS RELATING TO OUR COMMON STOCK”

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS”

We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company or an unidentified company or companies, or other entity or person.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director, Gabriel Voinea, will be devoting as much time as needed to provide management services to the Company. As far as we will increase the number of customers, our sole officer and director Gabriel Voinea will devote more time on RWB Health, Inc. As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director Gabriel Voinea.

5

THE OFFERING

The Offering:	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	RWB Health Inc.
Securities Being Offered:	3,000,000 shares of common stock.
Shares Outstanding Prior to Offering:	3,500,000 restricted shares of common stock.
Shares Outstanding after Offering:	6,500,000 shares of common stock (assuming all the shares are sold)
Price Per Share:	$0.025
Duration of the Offering:

The shares will be offered for a period of ninety days (90) days from the effective date of this prospectus. The offering could be extended by another 90 days at the discretion of the Gabriel Voiena our sole officer and director. The offering shall terminate on the earlier of (i) when the offering period ends (90 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Gabriel Voiena our sole officer and director decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds from selling 100% of shares:	$75,000.00

Gross Proceeds from selling 75% of shares:	$56,250.00

Gross Proceeds from selling 50% of shares:	$37,500.00

Gross Proceeds from selling 25% of shares:	$18,750.00

6

Market of the common stock:

There is no public market for our shares. Our common stock is not traded on any stock exchange or the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we plan to engage a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to eligible for trading on the OTC Venture Market. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Furthermore, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly. There is no public market for our shares. Our common stock is not traded on any stock exchange or the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we plan to engage a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to eligible for trading on the OTCQB Venture Market. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

RISK FACTORS

An investment in our common stock involves a number of significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward- looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is an uncertainty we will continue operations, in which case you could lose your investment.

In their report, our independent registered public accounting firm, Michael Gillespie & Associates, PLLC, stated that our financial statements as of and for the period ended December 31, 2025, were prepared assuming the company will continue as a going concern. This means that there is a doubt that we can continue as an ongoing business. For the period from inception (October 10, 2025) to December 31, 2025, we minimal gross revenues of $8,940.00 with a net income of $1,690.00. As expenses increase including the costs associated being a listed company will need to generate significant revenue in order to maintain profitability and we may never be able to maintain profitable. We incurred a net income of $1,690.00 and hold a cash balance of $2,058.00. These matters raise substantial doubt about its ability to continue as a going concern. We plan to use the net proceeds from this offering to develop our business operations. To implement our plan of operations, we require a minimum funding of $15,000 for the next twelve months.

We have a limited history of operations and accordingly, there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on October 10, 2025, and, we have a limited track record of business operations, strategic decision-making by management, fundraising ability, and other relevant factors that would allow an investor to assess the likelihood of our success as a start-up company.

We are engaged in the business of providing CBD Cannabinoid based products to the North American and European markets both retail and wholesale. The Company is focused on both direct sales from our website www.rwbhealth.com and the wholesale of products in North America and globally. There is a substantial risk that we may not succeed in our business activities or, even if initially successful, may not generate consistent operating revenues to achieve profitability in the future.

We may require additional capital in the future, and our inability to obtain such financing on favorable terms or at all could impede our growth and negatively impact our business.

To support our growth initiatives, to develop or license additional CBD products for our e-commerce site or to respond effectively to competitive pressures, we may need to seek additional capital in the future through equity or debt financing. However, there is no guarantee that we will be able to obtain such financing on terms that are favorable to us, or at all. Our ability to raise additional capital will depend on various factors, including our future financial performance, prevailing market conditions, investor sentiment, and the availability of capital.

If we are unable to secure additional funding when needed, or if the terms of such financing are unfavorable, it could significantly impede our ability to execute our growth strategy, develop new offerings, or effectively compete in the market.

7

Changes in Government policies and laws could adversely affect our business.

The regulatory landscape for hemp-derived cannabidiol (“CBD”) products in the United States is complex, evolving, and subject to differing interpretations by federal, state, and local authorities. Changes in laws, regulations, enforcement priorities, or judicial decisions could materially and adversely affect our ability to market, sell, distribute, or ship our products and could increase our compliance costs.

Although the Agriculture Improvement Act of 2018 (the “2018 Farm Bill”) removed “hemp” (cannabis containing not more than 0.3% delta‑9 tetrahydrocannabinol (“THC”) on a dry‑weight basis) from the federal definition of marijuana under the Controlled Substances Act, other federal laws and regulations (including the Federal Food, Drug, and Cosmetic Act) and state and local laws continue to restrict how hemp-derived CBD products may be manufactured, labeled, marketed, and sold.

Federal Spending Bill (2025/2026): A recent federal measure (Federal Spending Bill (2025/2026) aims to cap total THC in hemp products at 0.4 milligrams per package. If fully enforced, this would effectively ban the majority of CBD products currently on the market, as even trace amounts of THC found in "full-spectrum" CBD would exceed this limit.

Should this bill pass the Company’s current product line would not be able to be sold in the USA. The Company would have to reformulate all its products and change the packaging. This would negate in the medium term all sales of RWB Health products in the USA. This would adversely affect the Company’s  profitability and business plan. There are no assurances the Company could successfully develop a product line that meets new Federal legislation if passed.

FDA Position: The FDA officially maintains that CBD cannot be legally marketed as a dietary supplement or added to human or animal food.  The FDA also has packaging requirement which include: The amount of CBD must be clearly and accurately displayed. Labels must not include false or unproven medical claims like “cures anxiety” or “treats cancer. Ingredients should be listed, preferably in descending order by weight. The packaging must indicate if it's been opened or tampered with. Currently RWB Health products meet the packaging requirements of the FDA.

In addition, the legal status of certain product forms (including ingestible products), the use of specific ingredients, and the claims that may be made in advertising and labeling remain subject to ongoing regulatory debate and enforcement activity. We cannot assure you that our products will be permissible for sale in every jurisdiction or that future changes in law or enforcement will not require us to modify or discontinue certain products or sales channels. As of 2026 CBD may not be sold in Arkansas, Connecticut, Florida, Hawaii, Louisiana, Mississippi, Nebraska, New Hampshire, North Carolina, North Dakota, Oklahoma, Pennsylvania, South Dakota, West Virginia and Wyoming. The Company has removed these states from their e-commerce platform for shipping.

The Company has not sold any products in Canada or Mexico to date. The Company is currently reviewing the laws in each country to assure the products being offered are compatible with each country’s laws.

In Mexico products must contain 1% or less THC to be classified as industrial hemp or low-THC cannabis, separating them from high-THC medical or recreational marijuana. CBD is legal for use in food, supplements, cosmetics, and medicine, provided it complies with health regulations. COFEPRIS (Comisión Federal para la Protección contra Riesgos Sanitarios) regulates the sale, import, and distribution of CBD products. The Company feels its currently product line meets the requirements to be sold in Mexico. Should regulations change it is possible the Company’s product will not meet the new regulations and could not be sold, this would adversely affect the Company’s business plan and revenue model. There are no assurances the Company could successfully develop a product line that meets new legislation if introduced and passed.

In Canada, Cannabidiol (CBD) is strictly regulated under the Cannabis Act and its regulations, regardless of whether it is derived from industrial hemp or cannabis plants. CBD is considered a controlled substance and is legal only when produced, sold, and possessed in compliance with federal, provincial, and territorial laws. Companies selling CBD in Canada can apply for an import licence that would allow them to import our products into the country.

Canada is considering changing its laws on CBD product to unregulated them. Health Canada is proposing to amend regulations to allow low-dose CBD products to be classified as Natural Health Products (NHP). This would permit their sale in mainstream retail settings, such as health food stores and pharmacies, rather than exclusively through licensed cannabis retailers. Under currently laws the company is seeking a licenced importer in Canada to import and resell its products. There are no assurances that the Company will be successful in finding and importer or that the proposed Health Canada amendments to make CND a NHP will be implemented. There are no assurances that the Company will be able to sell its products in Canada in the medium term and this could affect the Company’s revenue and business model in an adverse way.

The Company has sold product in Europe (Malta). CBD in Europe is considered a Novel Food.

In Europe, a novel food is defined as any food or food ingredient not consumed to a significant degree by humans within the EU before May 15, 1997. In Europe (EU) and the United Kingdom (UK) the Food Safety Authority (FSA) regulate the sale of CBD products. In order to be compliant a company must have a valid application registered with the FSA in the EU and the UK. The UK has published a list of CBD products that have approved for sale and Nature’s Life Products are validated and are on the list. https://data.food.gov.uk/cbd-products/products-list?search=natures+life+cbd. Natures Life products also have a valid and compliant filing with the FSA in the EU and while the EU has not published its list yet Companies with a valid application are allowed to sell their products. Member countries of the EU may still disallow the sale of CBD products, currently CBD cannot be sold in. As of early 2026, Slovakia remains the only EU country where CBD is strictly classified as a narcotic and is illegal to possess, consume, or sell.

Uncertain FDA regulatory framework for CBD products could restrict our ability to market, label and sell our products.

The FDA’s current position on CBD could restrict our ability to market, label, and sell our products and could subject us to enforcement action.

8

The U.S. Food and Drug Administration (“FDA”) has stated that, because CBD is an active ingredient in an approved prescription drug, it is generally unlawful to introduce into interstate commerce any food to which CBD has been added or to market CBD as a dietary supplement, absent a regulation permitting such use. The FDA has also emphasized that companies must not make unsubstantiated therapeutic or disease claims and that product labeling, manufacturing, and safety practices remain subject to applicable requirements. The FDA has issued warning letters to CBD companies and could pursue additional enforcement actions, including requests for voluntary compliance, product seizures, injunctions, civil penalties, or other remedies. Any change in FDA policy, rulemaking, or enforcement approach could require us to reformulate products, change labeling, modify marketing practices, recall products, or cease the sale of certain products, any of which could materially and adversely affect our business, results of operations, and financial condition.

Maintaining compliance with THC thresholds and related testing requirements is operationally complex and may be costly.

Our products are intended to be derived from industrial hemp and to contain no more than 0.3% delta‑9 THC on a dry‑weight basis. However, cannabinoid levels can vary by batch, testing methodologies may differ, and results may depend on sampling and laboratory procedures. If any product or shipment is alleged or determined to exceed applicable THC thresholds or otherwise fail to comply with applicable requirements, we could be subject to product holds, recalls, seizure, destruction, penalties, loss of vendor relationships, and reputational harm, which could materially and adversely affect our business.

Even if a product is manufactured from hemp that complies with federal law, states and localities maintain their own rules governing hemp-derived CBD products, which may include restrictions on ingestible products, additional registration or licensing requirements, labeling and testing requirements, age restrictions, and limits on the types of marketing claims that may be made. We must evaluate and comply with the unique requirements of each jurisdiction into which we sell or ship products. Failure to comply could result in fines, product seizure, restrictions on sales, or enforcement actions, and compliance costs may be significant.

Restrictions on payment processing, banking and insurance for CBD companies could impair our operations.

Financial institutions, card processors and insurers may decline to provide services to CBD-related businesses or may impose onerous terms due to perceived regulatory risk. The loss of, or inability to secure, reliable banking, merchant processing, or insurance services could disrupt our ability to accept payments, maintain cash management, or obtain adequate coverage for product liability and other risks.

We face risk of enforcement by federal, state or local authorities, including the FDA, FTC, state attorneys general and departments of agriculture.

Our advertising and labeling must comply not only with FDA requirements but also with the Federal Trade Commission (“FTC”) and state consumer protection laws. Allegations that our claims are unsubstantiated, misleading or that our labeling is non-compliant could result in investigations, warning letters, consent decrees, civil penalties, or mandatory changes to our marketing practices, any of which could be costly and disruptive.

Our sole officer and director, Gabriel Voinea, might have other interests that could limit the time he is able to devote to our business operations.

Gabriel Voinea, our sole officer and director, will devote as much time as needed to provide management services to the Company. While he presently possesses adequate time to attend to our interests, it is possible that the demands on his time from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. In this case, the Company’s business development could be negatively impacted.

In addition, our sole officer and director lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our sole officer and director, Gabriel Voinea, has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

9

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Gabriel Voinea, our sole officer and director, for all of our operations. The loss of Mr. Voinea would have a substantial negative effect on our company and may cause our business to fail. Mr. Voinea has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Voinea’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on the sole officer and director. We do not anticipate entering employment agreements with him or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially owns 100% of our outstanding common stock. The interests of our director may not be, at all times, the same as those of our other shareholders. Our officer and director is not simply a passive investor but is also the sole executive officer of the Company, and as such, his interests may, at times, be averse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

The Company is dependent on third parties for product supply and delivery. Product supply is key to our success, should our main supplier fail to do so adequately, lack of product supply could adversely affect our Company’s ability to conduct business.

Our success depends greatly on having a consistent supply of products from third parties. While we currently rely on a distribution agreement with our supplier there is no assurances that they will honor our agreement or experience their own financial hardship. Should we be unable to obtain products as required for sale in a timely manner our business would be negatively effective. There are no guarantees that the company would be able to find an alternative source of products under acceptable commercial terms. Failure to be able to have products to sell could it could negatively affect the Company’s ability to sell products and earn revenue and cause the Company to fail.

The Company has non-exclusive rights to sell Natures Life products outside of North America but could lose the right to sell in a specific country with 90 days’ notice.

The Company’s distribution contract allows the company to sell Natures Life products outside of the America’s non- exclusively, but Natures Life has the right with 90 days’ notice to terminate the Company’s ability to sell into a particular country. Should the Company establish a sales channel in a particular country and lose the ability to sell product into that country then the Company could lose significant revenue adversely affecting the Company and its value.

As a reseller of products designed to be ingested by humans, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation.

These risks could arise, for example, if the Company’s CBD products are alleged to have caused significant loss or injury. In addition, the supply of CBD products involves the risk of injury to consumers due to tampering by unauthorised third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of CBD products alone or in combination with other products could occur.

10

The Company may be subject to various product liability claims, including among others that the Company’s products cause injury or illness. A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect the Company’s reputation with its clients and consumers generally and could have a material adverse effect on its results of operations and financial conditions.

Our future success depends on our ability to achieve brand awareness and growth, and our failure to do so could adversely affect our business and financial results.

The long-term viability and growth of RWB Health, Inc. are directly correlated to our success in attracting and retaining a substantial customer base. Achieving significant customer adoption requires effective marketing strategies, and compelling product positioning. We musty portray a value proposition of safety and trust that resonates with our customers. There is a risk that our marketing efforts may not generate sufficient awareness or interest in our products.

If our customer adoption rates are slower than anticipated or if we experience customer churn, our revenue growth and overall financial performance could be materially and adversely affected, potentially hindering our ability to achieve profitability and long-term sustainability.

The functionality of our ecommerce platform is fundamentally dependent on reliable internet infrastructure and access by our customers, and disruptions could negatively impact our business.

The operation and accessibility of our ecommerce site and our entire online platform are intrinsically linked to the availability and reliability of internet infrastructure worldwide and within the specific regions where our customers are located. Our customers require consistent and stable internet access to effectively navigate our ecommerce site. Any widespread or localized disruptions, outages, or degradation of internet service could directly impede their ability to access and use our ecommerce platform potentially leading to decreased sales.

We face intense competition in a rapidly evolving market, which could negatively impact our market share, pricing, and profitability.

The market for CBD online is highly competitive and fragmented, with numerous established companies possessing significantly greater financial, technical, marketing, and brand resources than RWB Health, Inc. These competitors often benefit from a large existing user bases, extensive distribution networks, and strong brand recognition, creating substantial barriers to entry and market share growth for new entrants like us.

This intense competition could exert significant downward pressure on our pricing strategies, requiring us to lower our prices to attract and retain customers, which would negatively impact our revenue and gross margins. We may also face substantial challenges in acquiring and retaining customers due to the greater marketing budgets and brand loyalty of our established competitors. Our failure to compete effectively in this dynamic market could result in a loss of market share, reduced revenue growth, decreased profitability, and ultimately, hinder our ability to achieve and sustain long-term success.

There is no assurance that we will be able to compete successfully against current or future competitors. The evolving nature of the market and the potential for new, well-capitalized entrants with superior marketing skills present a continuous threat to our market position and future prospects. Our inability to differentiate our products and or to adapt to the changing competitive landscape could have a material adverse effect on our business, financial condition, and results of operations.

It may be difficult for U.S. stockholders to effect service of process or enforce judgments against our sole officer and director, or to bring original actions in foreign courts to enforce liabilities based on U.S. federal securities laws, as our sole officer and director resides outside the United States.

Our sole officer and director, Gabriel Voinea, resides outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon our sole officer and director, or to enforce against him in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws

Even if a U.S. judgment is obtained against our sole officer and director, there can be no assurance that such a judgment will be enforceable in Romanian courts under its laws. The enforceability of judgments in foreign courts is subject to various factors, including the laws of the foreign jurisdiction, international treaties, and the factual circumstances of each case.

11

Accordingly, U.S. investors may have limited avenues for recourse against our sole officer and director in the event of a breach of their rights under U.S. federal securities laws, which could harm their ability to protect their interests.

If we are designated a "shell company", or if our status as a non-shell company is challenged, your ability to resell your shares will be significantly limited.

All presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act. These shares may only be sold pursuant to an effective registration statement or an available exemption from registration.

The SEC's amended Rule 144 (effective February 15, 2008) imposes significant restrictions on the resale of securities issued by "shell companies" (as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act). Specifically, if a company is or was previously a shell company, its securities can only be resold in reliance on Rule 144 if the following conditions are met:

1.	The issuer has ceased to be a shell company.
2.	The issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.
3.	The issuer has filed all required reports and materials under Section 13 or 15(d) of the Exchange Act (excluding Form 8-K reports) during the preceding twelve months (or shorter required period).
4.

At least six months has elapsed from the time the issuer filed current information with the SEC (equivalent to a Form 10 registration statement) reflecting its status as an entity that is not a shell company. This information is typically filed on Form 8-K under Item 5.06.

Although we currently do not believe we are classified as a "shell company" under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, the SEC could raised questions regarding this classification. If our classification were to change in the future, shareholders would be unable to sell their shares under Rule 144 until all the conditions outlined above are met, which would include a minimum six month waiting period after ceasing to be a shell and filing the required information. This would significantly impair the liquidity of our common stock.

RISKS RELATING TO OUR COMMON STOCK

The offering price of our shares has been arbitrarily determined and may not reflect the actual value of your investment.

The offering price of the shares in this offering has been established arbitrarily by the Company and bears no direct relationship to our assets, book value, potential future earnings, or any other conventional valuation metrics. This offering price has not been determined based on independent appraisals or established market valuations for comparable companies. Consequently, the price you pay for our shares in this offering may be significantly higher than the underlying value of the Company at this time.

Investors should not rely on the offering price as an indication of the Company's actual value or future trading price. There is a risk that the market price of our common stock after this offering may decline significantly and may not be sustained at the offering price. You may not be able to resell your shares at or above the price you paid in this offering, and you could lose a significant portion or all of your investment. The arbitrary nature of the offering price increases the risk of investment loss.

The market price of our common stock may be volatile and subject to significant fluctuations, which could result in substantial losses for investors.

The market price of our common stock following this offering may be highly volatile and could be subject to significant fluctuations. These fluctuations may occur due to a wide range of factors, many of which are beyond our control. These factors include general market and economic conditions, encompassing overall investor sentiment and industry-specific trends; changes in our operating performance, financial results, or future outlook; significant sales or issuances of our common stock; and changes in accounting standards, regulatory requirements, or legal developments. These factors, many of which are beyond our control, may cause significant and rapid changes in the market price of our common stock that may be unrelated to our actual operating performance or underlying business fundamentals.

12

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9, which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase our shares, and therefore, a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934 and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

Because there are no minimum proceeds the Company can receive from its offering of 3,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 3,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

The lack of an established trading market for our securities could severely limit your ability to sell your shares and may result in you losing all or part of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Markets (OTCQB, OTCQX, OTCID). The OTCQB, OTCQX and OTCID are a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCQB, OTCQX and OTCID are not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, OTCQX, and OTCID issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB, OTCQX and OTCID that become delinquent in their required filings will be removed following a 30 or 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale.

As of the date of this filing, there have been no discussions or understandings between neither the Company no anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

13

There is no assurance that the net proceeds from this offering will be used precisely as outlined in this prospectus, and the failure to effectively manage these funds could negatively impact our financial condition and stock price.

While we have outlined our intended uses for the net proceeds from this offering in the "Use of Proceeds" section of this prospectus, our plans are subject to change based on various factors, many of which are beyond our control. These factors may include unforeseen increases in certain operating costs, changes in market conditions, the emergence of unanticipated opportunities or challenges, or delays in our planned activities. Such circumstances could necessitate a reallocation of the net proceeds, potentially requiring us to reduce the funds allocated to certain planned uses to accommodate these unforeseen changes.

Furthermore, the ultimate success of our business and the returns generated from the use of the net proceeds will depend on the effectiveness of our management team's decisions and execution. There is no guarantee that our management will be able to deploy these funds efficiently or in a manner that yields favorable returns for our investors. The ineffective or inefficient use of the net proceeds from this offering could have a significant adverse effect on our financial condition, our ability to execute our business plan, and could consequently cause the price of our common stock to decline.

Becoming subject to public company reporting requirements will increase our operating expenses and could negatively impact our profitability.

Upon the completion of this offering, we intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. This will obligate us to file various reports with the Securities and Exchange Commission (SEC) on a regular basis, including annual and quarterly reports. The preparation and filing of these reports will require us to incur significant additional expenses, primarily related to audit fees charged by our independent registered public accounting firm and legal fees associated with the preparation and review of these filings.

These increased compliance costs will directly add to our operating expenses and could negatively affect our ability to achieve and maintain profitability. The financial resources we expend on meeting these reporting obligations will not be available for other purposes, such as investing in our technology, expanding our marketing efforts, or pursuing other growth initiatives. Consequently, the increased costs associated with being a public reporting company could have a material adverse effect on our financial condition and our ability to generate profits in the future.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Prior to the effective date of this registration statement our common stock will not be registered under the exchange act; thus, we will not be a fully reporting company but only subject to the reporting obligations imposed by section 15(d) of the exchange act.

Our common stock will not be registered under the Exchange Act prior to the effective date of our Securities Act registration statement because we are not required to file an Exchange Act registration statement prior to the effective date. Because our common stock will not be registered under the Exchange Act prior to the effective date, the Company will not be a fully reporting company but will be only subject to the reporting obligations imposed by Section 15(d) of the Exchange Act, which allows a company to suspend its Section 15(d) obligations based on its having less than 300 shareholders of record on any day other than the first day of its fiscal year, provided that it has less than 300 shareholders of record within the meaning of Rule 12g5-1, is current on all SEC filing obligations, and has not had a registration statement declared effective or updated pursuant to Section 10(a)(3) of the Securities Act. Investors will be effected by the suspended requirement for the Company to register the common stock under the Exchange Act prior to effective date in that they will not have access to the information about our common stock which would be found in an Exchange Act registration statement such as a Form 8-A, the proxy rules for investors under Section 16 of the Exchange Act would not apply to them, as well as the inapplicability of most of the tender offer rules associated with the SEC Regulation 14E and Section 14(e) of the Exchange Act.

14

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $75,000 as anticipated.

We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes. Our management will have broad discretion over the use of the net proceeds we receive from this offering. The amounts and timing of our expenditures will depend upon numerous factors, including cash flows from operations and the anticipated growth of our business.

Use of Proceeds	25% ($18,750)	50% ($37,500)	75% ($56,250)	100% ($75,000)
Marketing and Advertising	3,000	6,000	12,000	20,000
Inventory Purchases	1,500	5,000	10,000	15,000
Product / Brand Development	0	4,500	12,250	18,000
General and Administrative	4,550	12,300	12,300	12,300
Offering Expenses	9,700	9,700	9,700	9,700
Total	18,750	37,500	56,250	75,000

The figures presented for the use of proceeds are estimates. To ensure the completion of the registration process and address potential funding shortfalls, Mr. Voinea, our sole officer and director, has committed to providing personal loans to the Company. These loans would also be utilized if the net proceeds from this offering are insufficient to execute our business plan and maintain the requirements for quotation on the OTC Venture Market, should our common stock become eligible for trading there. Mr. Voinea will not receive any compensation or repayment from the proceeds of this offering for these loans, and there is no fixed repayment schedule at this time and the loans are interest free. This commitment underscores our dedication to completing the offering and pursuing our business objectives.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our shares. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Gabriel Voiena our sole officer and director and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Gabriel Voiena our sole officer and director may deem relevant.

15

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of December 31, 2025 was $5,189, or approximately $0.00148 per share, based on 3,500,000 shares of common stock outstanding. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2025.

The following table sets forth as of December 31, 2025, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, the offering expenses were paid by us prior to this offering, assuming a purchase price in this offering of $0.025 per share of common stock:

Existing Stockholders if all of the Shares are Sold
Price per share	$0.025
Post offering net tangible book value	$70,480
Potential gain to existing shareholders	$75,000
Net tangible book value per share after offering	$0.0108
Increase to present stockholders in net tangible book value per share after offering	$0.0123
Capital contributions by purchasers of shares	$75,000
Capital Contributions by existing stockholders	$3,500
Number of shares outstanding before the offering	3,500,000
Number of shares after offering held by existing stockholders	3,500,000
Existing Stockholders Percentage of ownership after offering	53.85%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.025
Post offering net tangible book value	$70,480
Increase in net tangible book value per share after offering	$0.0094
Dilution per share	$0.0142
Capital contributions by purchasers of shares	$75,000
Capital contributions by existing stock holders	$3,500
Percentage capital contributions by purchasers of shares	95.4%
Percentage capital contributions by existing stockholders	4.6%
Anticipated net offering proceeds	$70,480
Number of shares after offering held by public investors	3,000,000
Total shares issued and outstanding	6,500,000
Purchasers of shares percentage of ownership after offering	46.15%
Existing stockholders percentage of owner ship after offering	53.85%

16

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.025
Post offering net tangible book value	$51,730
Post offering net tangible book value per share	$0.0090
Pre-offering net tangible book value per share	$0.0015
Increase in net tangible book value per share after offering	$0.0105
Dilution per share	$0.0160
Capital contributions by purchasers of shares	$56,250
Capital contributions by existing stock holders	$3,500
Percentage capital contributions by purchasers of shares	94%
Percentage capital contributions by existing stockholders	6%
Anticipated net offering proceeds	$46,540
Number of shares after offering held by public investors	2,250,000
Total shares issued and outstanding	5,750,000
Purchasers of shares percentage of ownership after offering	39%
Existing stockholders percentage of ownership after offering	61%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.025
Post offering net tangible book value	$32,980
Post offering net tangible book value per share	$0.0066
Pre-offering net tangible book value per share	$0.0015
Increase in net tangible book value per share after offering	$0.0081
Dilution per share	$0.0184
Capital contributions by purchasers of shares	$37,500
Capital contributions by existing share holders	$3,500
Percentage capital contributions by purchasers of shares	91%
Percentage capital contributions by existing stock holders	9%
Anticipated net offering proceeds	$27,790
Number of shares after offering held by public investors	1,500,000
Total shares issued and outstanding	5,000,000
Purchasers of shares percentage of ownership after offering	30.00%
Existing stockholders percentage of ownership after offering	70.00%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.025
Post offering net tangible book value	$14,230
Post offering net tangible book value per share	$0.0033
Pre-offering net tangible book value per share	$0.0015
Increase in net tangible book value per share after offering	$0.0048
Dilution per share	$0.0217
Capital contributions by purchasers of shares	$18,750
Capital contributions by existing share holders	$3,500
Percentage capital contributions by purchasers of shares	84%
Percentage capital contributions by existing stock holders	16%
Anticipated net offering proceeds	$9,040
Number of shares after offering held by public investors	750,000
Total shares issued and outstanding	4,250,000
Purchasers of shares percentage of ownership after offering	17.65%
Existing stockholders percentage of ownership after offering	82.35%

17

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward- looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Results of Operations

For the period from October 10, 2025 (inception) through December 31, 2025, the Company has not fully implemented its plan of operation, we had $8,940 in revenue. Cost of Goods Sold for that same period were $3,560. Expenses for that same period totaled $3,690 consisting primarily of General and administrative expense, resulting in a net income of $1,690.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of December 31, 2025, we had $2,058 in cash and $8,940 in accounts receivable. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. The Company’s sole officer and director, Mr. Voinea has indicated that he may be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the event that 100% of the shares are sold, for the next twelve months the Company believes it will have sufficient funds to fully launch its planned business activities. Following the second phase of our Plan of Operations, the Company believes it will generate sales. We expect that revenue will be generated within 360 days following the closing of this offering. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

We do not foresee the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditors report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

18

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of

(i) the last day of the first fiscal year in which our total annual gross revenues exceed $1,235 billion,

(ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or

(iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

We are a development stage company and we have generated minimal revenues. Our business plan entails activities described in this section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include further development of our core product and investing funds towards marketing and user acquisition.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations, but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $75,000 from this offering we may need more funds for business operations, and we may have to revert to obtaining additional money.

The company's flexible approach is designed to adapt to different scenarios, ensuring a focused and scalable execution of its key activities.

If 25% of shares are sold, the operational plan will be executed by prioritizing critical elements. With approximately $17,750 in net proceeds, our primary focus will be creating more awareness for our retail portal

•	Marketing and Advertising (Estimated $3,000): The majority of these funds will be directed towards creating an SEO outreach to achieve more view on our retail web portal.

•	Inventory Purchase (Estimated $1,500): These funds will be used to purchase initial inventory to be used to fulfil out online orders.

19

•	Product & Brand Development (Estimated $0.00): The Company would like to establish its own brand of CBD products, if only 25% of the shares are offered the Company will not have funds to develop its own brand.

•	General and Administrative (Estimated $4,550.00): This minimal working capital will cover essential operational costs such as basic hosting, and costs to remain compliant.

•	Offering Expenses ($9,700): The Company will use these funds to cover the cost of this S1filing.

If 50% of shares are sold, the operational plan will undergo enhancements. The net proceeds of $37,500 will be utilized for:

•	Marketing and Advertising (Estimated $6,000): The majority of these funds will be directed towards expanding SEO outreach to achieve more view on our retail web portal.

•	Inventory Purchase (Estimated $5,000): These funds will be used to purchase initial inventory to be used to fulfil out online orders.

•	Product & Brand Development (Estimated $4,500): The Company would like to establish its own brand of CBD products. The company will use these funds to design its own packing branded RWB Health and find a supplier that will OEM their products with our brand.

•	General and Administrative (Estimated $12,300.00): This working capital will cover essential operational costs such as basic hosting, and costs to remain compliant.

•	Offering Expenses ($9,700): The Company will use these funds to cover the cost of this S1filing.

If 75% of shares are sold, the focus will shift to strategic investments. The net proceeds of $56,2500 will be used for:

•	Marketing and Advertising (Estimated $12,000): The majority of these funds will be directed towards expanding our SEO outreach to achieve more views on our retail web portal and hire some product influencers.

•	Inventory Purchase (Estimated $10,000): These funds will be used to purchase inventory from our current supplier and order some of our own branded product to be used to fulfil out online orders.

•	Product & Brand Development (Estimated $12,250): The Company would like to establish its own brand of CBD products. The company will use these funds to design its own packing branded RWB Health and find a supplier that will OEM their products with our brand and expand our product offering.

•	General and Administrative (Estimated $12,300.00): This working capital will cover essential operational costs such as basic hosting, and costs to remain compliant.

•	Offering Expenses ($9,700): The Company will use these funds to cover the cost of this S1filing.

If 100% of shares are sold, the emphasis will be on maximized growth. The net proceeds of $75,000 will be allocated as follows:

•	Marketing and Advertising (Estimated $20,000): The majority of these funds will be directed towards expanding our SEO outreach to achieve more views on our retail web portal and hire some product influencers.

•	Inventory Purchase (Estimated $15,000): These funds will be used to purchase additional inventory to be used to fulfil out online orders including our own brand.

•	Product & Brand Development (Estimated $18,000.00): The Company would like to establish its own brand of CBD products. The company will use these funds to design its own packing branded RWB Health and find a supplier that will OEM their products with our brand and expand our product offering.

•	General and Administrative (Estimated $12,300.00): This minimal working capital will cover essential operational costs such as basic hosting, and costs to remain compliant.

•	Offering Expenses ($9,700): The Company will use these funds to cover the cost of this S1filing.

20

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated limited revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

INFORMATION WITH RESPECT TO THE REGISTRANT

Corporate History

The Company was incorporated as “RWB Health, Inc.” under the laws of the State of Nevada on October 10, 2025. RWB Health, Inc. has only one officer and director who is Gabriel Voinea. The Company operates an online ecommerce site to sell CBD products and offers wholesale CBD products to other websites and retailers.

RWB Health, Inc. is an early-stage Nevada corporation focused on the online direct-to-consumer sale of hemp-derived cannabidiol (“CBD”) wellness products in the United States. We operate a consumer-facing e-commerce website (www.rwbhealth.com) offering a curated selection of CBD products sourced under an exclusive licensing agreement with Nature’s Life CBD. Our initial assortment consists of seven stock keeping units (“SKUs”), including tinctures and topicals, all intended to contain less than 0.3% delta-9 THC by dry weight, consistent with the 2018 Farm Bill.

Licensing Agreement. We have obtained an exclusive license from Nature’s Life to sell seven CBD SKUs in the United States, Canada and Mexico for an initial five-year term, with automatic renewal absent notice of non-renewal one year prior to expiration. We also have non-exclusive global rights. The licensor is responsible for manufacturing and supplying finished goods meeting agreed specifications, including THC thresholds and quality standards. We are responsible for sales, marketing, and compliance with U.S. labeling and state law requirements and international labelling requirements.

Pursuant to the Agreement, Natures Life (“NL”) appointed the Company as its exclusive distributor for certain CBD products in the United States, Canada, and Mexico (the “Territory”). The Company also has non-exclusive distribution rights globally, subject to NL’s ability to exclude specific non exclusive countries upon 90 days’ prior notice.

The Agreement has an initial term of five years and automatically renews thereafter unless either party provides at least twelve months’ prior written notice of termination.

Pricing is established pursuant to an agreed price list (Schedule A). NL may increase prices upon at least 30 days’ prior notice, and the Company may place orders at existing prices prior to the effectiveness of any increase.

The Company is required to pay 50% of each purchase order upon placement, with the remaining 50% payable upon shipment of the products. All payments are denominated in U.S. dollars.

The Company may arrange for shipping or request that NL arrange shipping, in which case the Company is responsible for all associated shipping costs.

NL is responsible for ensuring that the products comply with applicable United States legal requirements. The Company is responsible for confirming compliance with applicable laws and regulations within the Territory, including product specifications, labeling, and related requirements. Upon approval of product specifications, the Company is obligated to pay the full purchase price.

NL retains all intellectual property rights in the products and grants the Company a limited, non-exclusive license to use its trademarks and marketing materials in connection with the distribution and sale of the products. NL has agreed to indemnify the Company against claims arising from infringement of such intellectual property rights.

The Agreement includes customary provisions relating to confidentiality, independent contractor status, restrictions on assignment, and compliance with applicable laws. The Agreement is governed by the laws of the State of Nevada and provides that disputes will be resolved through binding arbitration in Nevada under the rules of the American Arbitration Association.

As of the date of this filing the Company has generated sales in Europe (Malta) and in the USA through its online portal. The Company has not made any sales into Mexico or Canada.

Regulatory Environment. Our operations are subject to a complex and evolving regulatory framework. While the 2018 Farm Bill removed hemp (and hemp-derived CBD) with less than 0.3% delta-9 THC from the federal definition of marijuana, the U.S. Food and Drug Administration (“FDA”) has stated that CBD may not be lawfully added to food or marketed as a dietary supplement. States maintain varying requirements concerning CBD, including registration, labeling, claims, age restrictions, and permissible product forms. We intend to monitor federal and state developments and adjust our product mix, labeling, and distribution practices as needed.

Products and Quality. Products are sourced from licensed manufacturers and accompanied by certificates of analysis (“COAs”) demonstrating cannabinoid content, THC content and contaminant testing. We implement lot tracking and retain COAs for each batch sold. We avoid disease or drug claims and focus our marketing on general wellness language compliant with applicable guidance.

Own Brand. The Company wished to establish its own brand of CDB products under the RWB Health label, currently we sell products branded by our supplier Natures Life. Currently selling other brands than our own is the most cost effective way to enter the global CBD marketplace. Once we have an established e-commerce presence and wholesale pipeline it is our intention provide those markets with our own brand. Creating our own brand should increase both profits and Company goodwill.

21

The company will be using an American based “pick and pack” provider to inventory and ship products to clients in America that order through our web portal. These third party providers warehouse inventory and then upon receiving confirmation of an U.S. based order fulfil that order for a fee. The third party “picks” the product off their shelf, packages it, addresses it and send via first class post. We intend to place inventory with such a supplier within the first quarter of 2026.

Sales and Marketing. We market primarily through digital channels, including search engine marketing, social media (subject to platform CBD advertising policies), content marketing, email and affiliate programs. We deploy introductory offers, subscription/auto-ship bundles, and loyalty incentives to increase repeat purchase rates. Given advertising restrictions, we emphasize compliant content, influencers where permitted, and search engine optimization.

International Sales: We currently supply products at a wholesale level to several European based websites. When these clients order from RWB Health we in turn order from our supplier Natures Life and have the manufacturer ship the products directly to our customer (drop ship). This process expedites the delivery of products and saves the company both shipping costs and import duty costs as there are no duties on products shipped within the EU.

Competition.

The U.S. and global CBD market is highly fragmented with numerous brands and private label offerings. We compete primarily on quality assurance we supply certificates of authenticity COAs) which are reports by third party laboratories that test for CBD and THC levels for all batches of products produced. compliant labeling, customer service, and online user experience. Many competitors have substantially greater resources and established retail distribution, which may impact our ability to gain market share.

Employees and Properties.

We currently have one officer/director and no employees. Our principal executive office is located at 112 North Curry Street Carson City Nevada.. We may engage third-party contractors for web development, fulfillment, and customer support.

Market Opportunity

The CBD market is rapidly growing, driven by the increasing demand for general health, wellbeing and the use of natural and or organic products and supplements.

Market Size and Growth

The U.S. CBD consumer health market size was evaluated at USD 8.99 billion in 2024 and is projected to be worth around USD 34.66 billion by 2034, growing at a CAGR of 14.45% from 2025 to 2034.*

*https://www.precedenceresearch.com/cbd-consumer-health-market

Future Plans and Enhancements

We are committed to expanding our products offering and eventually having our own brand. While we have achieved milestones including — the development and deployment of the ecommerce platform at www.rwbhealth.com, secured our distribution agreement and ordered shipped initial products to customers in Europe, we have further plans for expansion.

Over the next 1–2 years, we plan to introduce a range of new products, and launch our own brand including a line of CBD gummies, and a line of CBD infused topical products like face creams and muscle balms.

The Company intends to increase our wholesale accounts globally and invest in SEO services to drive customers to our web portal.

Competitors

The global CBD market remains fragmented with no clear global leader. There are several well known brands in various countries with Charlotte’s Web being the best know brand in the USA.

22

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding entered into either voluntarily by the Company and involuntarily against the Company.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the sale of CBD products.  These include the United States of America, Canada , Mexico and the European Union the Company’s target markets.

It is possible that new and or existing government regulation on our business, including any applicable export or import regulation or control imposed could have a material impact on the way we conduct our business.

In America legislation such as the 2018 Farm Bill, FDA regulations and the Continuing Resolution and Appropriations Package (H.R. 5371) (CR), could have negative effects on our business. Federal Spending Bill (2025/2026): A recent federal measure aims to cap total THC in hemp products at 0.4 milligrams per package. If fully enforced, this would effectively ban the majority of CBD products currently on the market, as even trace amounts of THC found in "full-spectrum" CBD would exceed this limit. If passed the Company’s current product line would not meet these new requirements and the products would have to be reformulated and repackage to become compliant. There are no assurances the Company would be able to meet these new regulations should they be passed.

The FDA officially maintains that CBD cannot be legally marketed as a dietary supplement or added to human or animal food.  The FDA also has strict packaging labelling requirements. The Company feels its products and packaging are in compliance with current Federal and FDA requirements.

In Mexico products must contain 1% or less THC to be classified as industrial hemp or low-THC cannabis, separating them from high-THC medical or recreational marijuana. CBD is legal for use in food, supplements, cosmetics, and medicine, provided it complies with health regulations. COFEPRIS (Comisión Federal para la Protección contra Riesgos Sanitarios) regulates the sale, import, and distribution of CBD products. The Company feels its currently product line meets the requirements to be sold in Mexico. Should regulations change it is possible the Company’s product will not meet the new regulations and could not be sold, this would adversely affect the Company’s business plan and revenue model. There are no assurances the Company could successfully develop a product line that meets new legislation if introduced and passed.

In Canada, Cannabidiol (CBD) is strictly regulated under the Cannabis Act and its regulations, regardless of whether it is derived from industrial hemp or cannabis plants. CBD is considered a controlled substance and is legal only when produced, sold, and possessed in compliance with federal, provincial, and territorial laws. Companies selling CBD in Canada can apply for an import licence that would allow them to import our products into the country.

Canada is considering changing its laws on CBD product to unregulated them. Health Canada is proposing to amend regulations to allow low-dose CBD products to be classified as Natural Health Products (NHP). This would permit their sale in mainstream retail settings, such as health food stores and pharmacies, rather than exclusively through licensed cannabis retailers. Under currently laws the company is seeking a licenced importer in Canada to import and resell its products. There are no assurances that the Company will be successful in finding and importer or that the proposed Health Canada amendments to make CBD a NHP will be implemented. There are no assurances that the Company will be able to sell its products in Canada in the medium term and this could affect the Company’s revenue and business model in an adverse way.

The Company has sold product in Europe (Malta). CBD in Europe is considered a Novel Food.

In Europe, a novel food is defined as any food or food ingredient not consumed to a significant degree by humans within the EU before May 15, 1997. In Europe (EU) and the United Kingdom (UK) the Food Safety Authority (FSA) regulate the sale of CBD products. In order to be compliant a company must have a valid application registered with the FSA in the EU and the UK. The UK has published a list of CBD products that have approved for sale and Nature’s Life Products are validated and are on the list. https://data.food.gov.uk/cbd-products/products-list?search=natures+life+cbd. Natures Life products also have a valid and compliant filing with the FSA in the EU and while the EU has not published its list yet Companies with a valid application are allowed to sell their products. Member countries of the EU may still disallow the sale of CBD products. As of early 2026, Slovakia remains the only EU country where CBD is strictly classified as a narcotic and is illegal to possess, consume, or sell.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. Our sole officer and director, Gabriel Voinea, currently devotes up to 10 hours per week to provide management services to company matters. After receiving funding, Mr. Voinea plans to devote as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company. As our business and operations increase, we will assess the need for full-time management and administrative support personnel.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part there of

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

23

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Gabriel Voinea	23	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Gabriel Voinea has acted as our President, Treasurer, Secretary and Director since our incorporation on October 10, 2025. Mr. Voinea as born on Nov 26, 2003 and graduated from Elena Cuza high school in Craiova. Curently Mr. Voinea is studying Business Management and IT at Universitatea Din Craiova. There was no arrangement or understanding between Gabriel Voinea and any other person(s) pursuant to which he was selected as a director of the company.

In 2018 Mr. Voinea was introduced to the CBD business when a United Kingdom based company DragonFly BioScienes Corp. began construction of a CBD manufacturing facility on his family’s property. Mr.Voinea was employed part time as a general laborer and translator for the company. Over the next 24 months Mr. Voinea familiarized himself with all aspects of the manufacturing of CBD products and the general CBD market place.

As well from 2018 up to the incorporation of RWB Health Inc. on October 10, 2025 Mr. Voinea managed his family's rental properties and organized corporate and private events on the family’s land. His duties included the leasing of the land, arrangement of tents, musicians, caterers, security, lighting and more.

Mr. Voinea’s only occupation at the moment is managing the business processes of RWB Health, Inc. There was no arrangement or understanding between Gabriel Voinea and any other person(s) pursuant to which he was selected as an officer of the company.

Gabriel Voinea owns 100% of the outstanding shares of our common stock. It was unilaterally decided that Gabriel Voinea was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors.

During the past ten years, Gabriel Voinea has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Gabriel Voinea was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Voineas involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

24

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or Statejudicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

Any Federal or State securities or commodities law or regulation; or

Any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act (15 U.S.C. 78c(a) (26))), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act (7 U.S.C. 1(a) (29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Significant Employees

We do not currently have any significant employees aside from Mr. Voinea.

Committees

We do not currently have an audit, compensation or nominating committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 10, 2025 to December 31, 2025:

Summary Compensation Table

There are no current employment agreements between the Company and its officers.

Our sole officer and director currently devotes approximately 10 hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or Director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	TOTAL ($)
GABRIEL VOINEA DIRECTOR, PRESIDENT, SECRETARY AND TREASURER	2025	_	_	_	_

Director Compensation

There is no Director compensation as of December 31, 2025.

25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Gabriel Voinea is our sole officer, Director, control person and promoter and he shall receive no compensation for the placement of the offering.

During the period ended December 31, 2025 the Company received cash advances from its CEO of $4,400. Additionally, the CEO paid expenses of $1,249 on behalf of the Company. Total amount owed to the CEO as of December 31, 2025 is $5,649. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

On November 14, 2025, the Company issued 3,500,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $3,500 in payment of the shares.

Our officer and director has agreed to loan the company funds from time to time as required to remain compliant. There is no written agreement for such financial support with Gabriel Voinea to advance additional funds to the Company for working capitals. Any advanced funds from Mr. Voinea have no fixed repayment date and are non-interest bearing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 31, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our Director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percentage
Common stock	Gabriel Voinea Street Mihai Viteazul, Number 3 Craiova, Region DOLJ, Romania 200417	3,500,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.

In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of December 31, 2025, there were 3,500,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

In this prospectus, RWB Health, Inc. is registering 3,000,000 shares of our common stock for sale at the price of $0.025 per share. This is a self-underwritten offering. Gabriel Voinea will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable to himself for any shares he may sell further. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Gabriel Voinea will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our President, Treasurer, Secretary and Director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

26

3. Our President, Treasurer, Secretary and Director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our President, Treasurer, Secretary and Director meets the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Director must restrict his participation to any one or more of the following activities:

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our President, Treasurer, Secretary and Director;

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

Performing ministerial and clerical work involved in effecting any transaction.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

Regulation M

Our officer and director, who will offer and sell the shares, offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

27

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 90 days unless extended by Gabriel Voiena our sole officer and director. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Gabriel Voinea decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one 90 days after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following is a description of the common stock we are registering, and certain material provisions of Nevada Revised Statutes, our Articles of Incorporation, and our corporate bylaws. The following is only a summary and is qualified by applicable law, our Articles of Incorporation, and our corporate bylaws. Copies of our Articles of Incorporation and corporate bylaws are included as exhibits to the registration statement of which this prospectus is a part.

General

As of the date of this prospectus, our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

Gabriel Voinea will offer our securities to his personal friends and family, as well as relatives. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Voinea will personally and individually contact each investor. Mr. Voinea has no experience in selling securities to investors. The Directors will not purchase securities in this offering.

Common Stock

This section offers an overview of the material rights and restrictions associated with our common stock. Shareholders of our common stock currently have:

(i)	equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Director of the Company;
(ii)	are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii)	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto;
(iiii)	are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

ease refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

28

Preferred stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Paesano Akkashian, PC.

EXPERTS

The audited financial statements as of December 31, 2025 included in this prospectus have been audited by Michael Gillespie & Associates, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in RWB Health, Inc..

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and corporate bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Nevada Revised Statutes. In addition, and as permitted by Nevada Revised Statutes, our Articles of Incorporation provide that no director will be liable to us or our shareholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his or his duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•	the payment of an improper dividend or an improper repurchase of our stock in violation of Nevada Revised Statutes or in violation of federal or state securities laws; or

•	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

29

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no information required to be disclosed under this Item.

WHERE YOU CAN FIND MORE INFORMATION

We are filing this Form S-1 registration statement with the SEC, including exhibits and schedules, under the Securities Act with respect to the Shares of Common Stock to be sold in this offering. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.

Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We will file annual, quarterly and current reports and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s headquarters at 100 F Street, NE Washington, DC 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, are also available to you on the Internet website maintained by the SEC at http://www.sec.gov.

30

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$8,200
SEC Filing Fee	$10.36
Printing	$250
Transfer Agent	$1,250
TOTAL	$9,710.36

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

31

RECENT SALES OF UNREGISTERED SECURITIES.

The Company is authorized to issue up to 75,000,000 shares of common stock. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since inception, the Company has sold the following securities, which were not registered under the Securities Act of 1933, as amended:

On November 14, 2025, the Company issued 3,500,000 common shares at $0.001 per share to Gabriel Voinea the sole director and President of the Company. The Company received net proceeds of $3,500 in payment of the shares.

The issuance of these securities was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. The issuance was made to a single individual who is a sophisticated investor with knowledge and experience in financial and business matters and who had access to all material information regarding the Company. No general solicitation or advertising was used in connection with this issuance.

No underwriting discounts or commissions were paid in connection with this transaction.

32

RWB Health, Inc.

Condensed Financial Statements as of December 31, 2025

33

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

RWB Health Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of RWB Health Inc. as of December 31, 2025 and the related statements of operation, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the period from October 10, 2025 (inception) through December 31, 2025. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and the results of its operations and its cash flows for the period from October 10, 2025 (inception) through December 31, 2025 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2025.

PCAOB ID 6104

Vancouver, Washington

January 16, 2026

F-1

RWB HEALTH INC.

FINANCIAL STATEMENTS

December 31, 2025

(Audited)

F-2

RWB HEALTH INC.

BALANCE SHEET

December 31, 2025

ASSETS

CURRENT ASSETS
Cash	$2,058

Accounts Receivable	$8,940

TOTAL CURRENT ASSETS	$10,998

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$159
Due to related party (Note 4)	$5,650

TOTAL CURRENT LIABILITIES	$5,809

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDER’S EQUITY
Common stock
Authorized 75,000,000 shares of common stock, $0.001 par value, Issued and outstanding 3,500,000 shares of common stock	3,500
Net income	$1,690

TOTAL STOCKHOLDER’S EQUITY	$5,190

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$10,998

The accompanying notes are an integral part of these financial statements

F-3

RWB HEALTH INC.

STATEMENT OF OPERATIONS

From inception (October 10, 2025) to
December 31,
2025

INCOME
Sales	$8,940
TOTAL INCOME	8,940

COST OF GOODS
Product	$(3,560)
TOTAL COGS	(3,560)

GROSS PROFIT	$5,380

OPERATING EXPENSES
General and administrative	$3,690

TOTAL OPERATING EXPENSES	$(3,690)

NET INCOME	$1,690

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	2,024,096

The accompanying notes are an integral part of these financial statements.

F-4

RWB HEALTH INC.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM OCTOBER 10, 2025 (INCEPTION) TO DECEMBER 31, 2025

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Net Income	Total

Balance, October 10, 2025 (date of inception)	-	$-	$-	$-	$-
Common shares issued for cash – at $0.001 per share – November 14, 2025	3,500,000	$3,500	-	-	3,500

Net income for the period from inception through December 31, 2025	-	-	-	$1,690	$1,690

Balance, December 31, 2025	3,500,000	$3,500	$-	$1,690	$5,190

The accompanying notes are an integral part of these financial statements

F-5

RWB HEALTH INC.

STATEMENT OF CASH FLOWS

From October 10, 2025 (date of inception) to December 31, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income for the period	$1,690
Adjustments to reconcile net loss to net cash used in operating activities	-
Accounts receivable	$(8,940)
Accounts payable	$159
Expenses paid by related party	$1,249
Changes in operating assets and liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	$(5,842)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	$4,400
Proceeds on sale of common stock	$3,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	$7,900

NET INCREASE IN CASH	$4,075

CASH, BEGINNING OF PERIOD	$2,058

CASH, END OF PERIOD	$2,058
SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements

F-6

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

RWB Health Inc., was incorporated in the State of Nevada as a for-profit Company on October 10, 2025 and established a fiscal year end of December 31, 2025. RWB Health Inc. is an emerging growth stage company which intends to make and sell high-quality, science backed CBD and natural health products. Our carefully crafted products are designed to promote balance, vitality, and overall well-being.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating income since inception of $1,690. As at December 31, 2025, the Company has a working capital of $5,190. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of December 31, 2025, the Company has issued 3,500,000 founders shares at $0.001 per share for net proceeds of $3,500 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Recognition of Revenue

Revenue is recognized when control of the products is transferred to the customer, which generally occurs at the point in time when the goods are shipped or delivered, depending on the shipping terms of the contract.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

F-7

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of December 31, 2025 there were no common stock equivalents outstanding.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at December 31, 2025 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – DISTRIBUTION AGREEMENT

On October 27, 2025, the Company entered into a distribution agreement with Natures life that grants the Company exclusive rights to distribute certain CBD products in the United States, Canada, and Mexico, and non‑exclusive rights in other international markets. The agreement has an initial term of five years and continues thereafter unless terminated by either party with twelve months’ written notice. Product pricing is established in a master schedule and may be adjusted with 30 days’ notice. Under the terms of the agreement, the Company is required to remit a 50% deposit upon issuance of each purchase order, with the remaining 50% due when the goods depart the port of shipment, and the Company is responsible for shipping costs when arranged by the manufacturer. Once product specifications are approved, the Company is obligated to pay the full purchase price of the related order. The manufacturer retains all intellectual property rights and provides the Company a limited license for marketing purposes. The agreement includes confidentiality provisions and requires arbitration in Nevada for dispute resolution. The agreement does not contain minimum purchase commitments or other obligations that would give rise to additional liabilities under U.S. GAAP.

F-8

NOTE 4 – COMMON STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On November 14, 2025, the Company issued 3,500,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $3,500 in payment of the shares.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period ended December 31, 2025 the Company received cash advances from its CEO of $4,400. Additionally, the CEO paid expenses of $1,249 on behalf of the Company. Total amount owed to the CEO as of December 31, 2025 is $5,649. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

On November 14, 2025, the Company issued 3,500,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $3,500 in payment of the shares.

NOTE 6 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

December 31, 2025

Net income before income taxes per financial statements	$1,690
Income tax rate	21%
Income tax recovery	$355
Non-deductible	--
Valuation allowance change	$(355)

Provision for income taxes	$–

The significant component of deferred income tax assets at December 31, 2025, is as follows:

December 31, 2025
Net operating income carry-forward	$(355)
Valuation allowance	355

Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

F-9

As of December 31, 2025 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2025 and no interest or penalties have been accrued as of December 31, 2025. As of December 31, 2025, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2025 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 16, 2026 which is the date the financial statements were available to be issued. On January 13, 2026 the Company received a shareholder loan from Gabriel Voinea the company’s CEO in the amount of $6,410.00. The funds lent are interest free and have no fixed repayment date.

F-10

Item 16. Exhibits

Exhibit No.	Exhibit Description
3.1	Articles of Incorporation of RWB Health, Inc. dated October 10, 2025 as previously file with the SEC on February 20, 2026
3.2	Bylaws dated October 12, 2024 as previously file with the SEC on February 20, 2026
5.1	Opinion of Counsel and Consent of Councel as previously file with the SEC on February 20, 2026
10.1	Material Contract as previously file with the SEC on February 20, 2026
23.1	Amended Consent of Auditor
99.1	Subscription Agreement as previously file with the SEC on February 20, 2026
107	Filing Fee Table as previously file with the SEC on February 20, 2026

34

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

35

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Nevada, USA on April 10, 2026.

RWB Health, Inc.

By:	/s/ Gabriel Voinea
Name:	Gabriel Voinea
Title:	President

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

36